EXHIBIT 10.1

AMENDMENT NO. 1 TO LETTER-FORM AGREEMENT
(PROJECT "A")

AMENDMENT NO. 1 TO
LETTER-FORM AGREEMENT
(PROJECT “A”)

AMENDMENT NO. 1 (this “Amendment”) TO LETTER-FORM AGREEMENT (Project “A”) dated February 15, 2007 (the “Agreement”) is entered into as of February 29, 2008 by and between Park Premier Mining Company, a Utah corporation, f/k/a Cummings Mining Company, a/k/a Park Premier Properties; and Park Cummings Mining Company, a Utah corporation, as their respective interests may appear (collectively, “Seller”), and Talisker Realty Limited, a Utah limited liability company (“Buyer”).

Recitals

The Agreement memorializes Seller’s agreement to sell, and Buyer’s agreement to purchase all right, title and interest in and to approximately 303.1 acres of Seller’s land in Wasatch County, Utah, as described more particularly in Exhibit “A” to the Agreement (the “Sale Property”), upon the terms, conditions, and covenants contained in the Agreement.  The parties wish by this Amendment to amend the Agreement to provide for an extension of the Closing Date and an earnest money deposit by Buyer which will be applied to the Purchase Price at Closing.

NOW THEREFORE, in consideration of the agreements contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Amendment have the meanings assigned to them in the Agreement after giving effect to this Amendment.

2. Earnest Money Deposit. On or before March 28, 2008, Buyer shall pay $200,000 to Seller as “Earnest Money.”  The Earnest Money shall be applied as a credit toward the Purchase Price at Closing, and except for such use, the Earnest Money is non-refundable.

3. Amendment to Closing Date.  The third sentence of section A of the Agreement is deleted in its entirety [“Thereafter, the Closing shall occur within three (3) calendar days of ratification of this Agreement by at least a majority of the Seller’s Shareholders and satisfaction of the conditions below.”] and the following is substituted in its place:

The Closing of the transactions contemplated hereby shall take place on April 29, 2008 at a place and time to be mutually agreed upon by Seller and Buyer, including an “attorney escrow closing by mail,” or at such other place, time or date as shall be mutually agreed upon by Seller and Buyer.

4. Selection of Land Swap Lots by Seller.  The first line of section 1 (a) of the Addendum to Agreement is deleted in its entirety [“Commencing at and for a period of 24 months following Closing (the “Selection Period”), and subject to the limitations of this subparagraph “a” and the provisions of Paragraph 2, below, the Seller’s Representative shall select Lots having a combined “Value” (determined as described below) of at least $3,500,000 but not more than $4,000,000 from among the then existing inventory of Lots that have been priced and released to the general public for purchase or for formal reservation, and that are either not then under contract or reservation, or that are under contract or reservation pursuant to a non-arms-length contract or reservation that is at least six months old and that is with a person or entity controlled by Buyer.”], and the following is substituted in its place:

Commencing at the date of this Amendment and for a period of 24 months following Closing (the “Selection Period”), and subject to the limitations of this subparagraph “a” and the provisions of Paragraph 2, below, the Seller’s Representative shall select Lots having a combined “Value” (determined as described below) of at least $3,500,000 but not more than $4,000,000 from among the then existing inventory of Lots that have been priced and released to the general public for purchase or for formal reservation, and that are either not then under contract or reservation, or that are under contract or reservation pursuant to a non-arms-length contract or reservation that is at least six months old and that is with a person or entity controlled by Buyer.

5.	Miscellaneous.

(a) The Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue to be in full force and effect in accordance with its terms as amended by this Amendment.

(b) This Amendment may be executed in any number of original, facsimile or electronic counterparts, all of which together shall constitute one and the same instrument and any Party may execute this Amendment by signing any such counterpart.

(c) The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

IN WITNESS WHEREOF, the Parties to this Amendment have caused this Amendment to be duly executed as of the day and year first above written.

Park Premier Mining Company	Talisker Realty Limited

By: /s/ Robert W. Dunlap	By: /s/ David J. Smith

Its: President	Its: Authorized Signing Officer